UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2021

MIND Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13490	76-0210849
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2002 Timberloch Place, Suite 400
The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 281-353-4475

Not Applicable
(Former name or former address, if changed since last report.)
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.01 par value per share	MIND	The NASDAQ Stock Market LLC
Series A preferred Stock - $1.00 par value per share	MINDP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.         Entry into a Material Definitive Agreement.

On November 8, 2021, MIND Technology, Inc., a Delaware corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Ladenburg Thalmann & Co. Inc. (the “Underwriter”), relating to the issuance and sale by the Company to the Underwriter (the “Offering”) of an aggregate of 432,00 shares of the Company’s Series A Cumulative Preferred Stock, par value $1.00 per share (the “Preferred Stock”), at a price to the public of $24.25 per share, less underwriting discounts and commissions. Pursuant to the Underwriting Agreement, the Underwriter was granted an option (the “Over-Allotment Option”) for a period of 30 days to purchase from the Company up to an additional 64,800 shares of Preferred Stock, at the same price per share, to cover over-allotments, if any.

The material terms of the Offering are described in the final prospectus dated November 9, 2021 (the “Prospectus”) as filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”) on November 10, 2021. The Offering is registered with the SEC pursuant to an effective registration statement, as amended to date, on Form S-1 (File No. 333-260486) filed by the Company under the Securities Act with the SEC on October 25, 2021, and a registration statement on Form S-1 MEF (File No. 333-260886) filed by the Company under the Securities Act with the SEC on November 8, 2021.

In the Underwriting Agreement, the Company made customary representations, warranties and covenants concerning the Company and the registration statement, and also agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act. In addition, the Company and its officers and directors have agreed not to offer, sell, transfer or otherwise dispose of any shares of Preferred Stock, the Company’s common stock, or securities convertible into, or exercisable or exchangeable for, shares of Preferred stock or common stock, during the 90-day period following the date of the Prospectus.

The Offering is expected to close on November 12, 2021, subject to customary closing conditions. The Company expects to receive net proceeds (net of underwriting discounts and commissions and estimated offering expenses) from the Offering of approximately $9.5 million. As described in the Prospectus, the Company intends to use the net proceeds from the Offering for general corporate purposes, which may include, among other things, repayment of indebtedness, future acquisitions, the financing of capital expenditures and additions to its working capital, such as purchases of inventory.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 hereto and incorporated into this Item 1.01 by reference.

Item 7.01.         Regulation FD Disclosure.

The Company issued a press release (the “Launch Press Release”) on November 8, 2021 announcing the launch of the Offering. A copy of the Launch Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The Company issued a press release (the “Pricing Press Release”) on November 9, 2021 announcing the pricing of the Offering. A copy of the Pricing Press Release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information included herein and in Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act.

Cautionary Note Regarding Forward-Looking Statements

Many of the statements included or incorporated in this Current Report on Form 8-K and the furnished exhibits constitute “forward-looking statements.” In particular, they include statements relating to future actions, strategies, future operating and financial performance, and the Company’s future financial results. These forward-looking statements are based on current expectations and projections about future events. Readers are cautioned that forward-looking statements are not guarantees of future operating and financial performance or results and involve substantial risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of the Company may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, factors described from time to time in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein).

Item 9.01.	Financial Statements and Exhibits.

(d)   Exhibits.

Number	Description

1.1	Underwriting Agreement, dated November 8, 2021, by and between MIND Technology, Inc. and Ladenburg Thalmann & Co. Inc.

99.1	Launch Press Release issued by MIND Technology, Inc. on November 8, 2021

99.2	Pricing Press Release issued by MIND Technology, Inc. on November 9, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIND Technology, Inc.

November 10, 2021	By:	/s/ Robert P. Capps

Name: Robert P. Capps
Title: President and Chief Executive Officer